Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

            This Severance Agreement and Release (“Agreement”) is executed by and between Anchor Bank, 100 W. First  Street, Aberdeen, Washington and Gregory Schultz (hereinafter "Employee”) effective January 15, 2015.

            WHEREAS, Anchor Bank and the Employee recognize that it is appropriate to end the employment relationship; that the parties intend by this Agreement to resolve all issues between them that exist or may arise; and that the Employee and all Releasors (as defined herein) intend to release Anchor Bank and all persons described in Paragraph 3 from all claims or differences that relate in any way to his employment or separation of employment with Anchor Bank.

            THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.         Employee’s coverage under Anchor Bank’s health and all other employee benefit programs will end January 31, 2015.  If the Employee elects COBRA coverage with respect to Anchor Bank’s health plan, then Anchor Bank will pay the Employee’s COBRA payments for the months of February, 2015 and March, 2015, after which the Employee will be solely responsible for the continued payment of monthly COBRA premiums.

 2.         Anchor Bank will release the Employee’s unused and earned vacation amounts, which amounts will be paid to the Employee in a lump sum on the next scheduled payroll following the Employee’s termination of employment (January  31, 2015). As additional consideration under this Agreement, to which Employee would not otherwise be entitled, Anchor Bank agrees to pay the Employee’s salary for three months (in the aggregate amount of $27,500), which will also be paid in a lump sum on the next scheduled payroll following the Employee’s termination of employment (January 31, 2015).  All amounts payable under this Paragraph 2 are subject to applicable tax and other withholdings.

3.         Employee, for himself and for his heirs, dependents, assigns, agents, executors, administrators, trustees and legal representatives (collectively, the “Releasors”), promises and agrees to forever waive, abandon and release and discharge Anchor Bank, its subsidiaries, affiliates, owners, officers, employees, agents, representatives and all other persons, entities and corporations, from any and all claims, demands, damages, causes of action, attorney fees and expenses of any kind whatsoever, whether known or unknown, which the Releasors ever had, now has or hereafter may have based upon the Employee’s employment or separation of employment with Anchor Bank.  This promise and agreement specifically includes but is not limited to all claims under common law theories of contract or tort, all claims under federal, state and local statutes, laws, regulations, executive orders and/or ordinances prohibiting discrimination of any kind in employment, such as the Age Discrimination in Employment Act (ADEA), as amended, Older Worker Benefit Protection Act, Employee Retirement Income Security Act (ERISA), as amended, Civil Rights Acts of 1964 or 1991, as amended, or Washington Law Against Discrimination, RCW 49.60, and from all acts, statements and admissions up to the date of this Agreement.

4.         The terms of this Agreement shall be kept confidential by all parties, provided however, disclosure may be made by the parties to: (a) attorneys, accountants and financial advisors of the parties; (b) to employees and officers of Anchor Bank having a need to know; (c) as may be required or compelled by legal process and (d) as may be required by applicable law, to include by way of example and not limitation, any and all federal and state securities laws (it being anticipated that a copy of this Agreement will be provided with a Form 8-K filing with the United States Securities Exchange Commission by Anchor Bancorp).

5.         By signing this Agreement, the Employee expressly acknowledges and agrees that: (a) he has carefully read and fully understands the Agreement, including its significance; (b) he expressly consents that the Agreement, if not revoked, it will be given full force and effect according to each and all of its expressed terms and provisions, including the release provisions; (c) he has discussed this Agreement with an attorney or other person of his choosing before signing it or has had the opportunity to do so; (d) he has been given at least 21 calendar days to consider this Agreement; (e) he has agreed to this Agreement knowingly and voluntarily and was not subjected to any undue influence or duress; (f) the consideration provided him under the Agreement is sufficient to support the releases provided by him under this Agreement; (g) he may revoke his execution of this Agreement within 7 calendar days after he signs it by sending written notice of revocation; and (h) on the eighth day after he executes this Agreement, this Agreement becomes effective and enforceable, provided that the Employee does not revoke it during the revocation period. Any revocation of the Employee’s execution of this Agreement must be submitted, in writing, to Anchor Bank, at its main office, to the attention of the President, stating “I hereby revoke my execution of the Severance Agreement and Release.” The revocation must be personally delivered to the President of Anchor Bank or mailed to the President of Anchor Bank and postmarked within 7 days of the Employee’s execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday or legal holiday, then the revocation period will be extended to the following day which is not a Saturday, Sunday or legal holiday. The Employee agrees that if he does not execute this Agreement or, in the event of revocation, he will not be entitled to receive any of the payments or benefits under the Agreement. The Employee must execute this Agreement on or before the date that is 21 calendar days after the effective date of the Employee’s termination of employment.

6.         This Agreement shall in all respects be subject to and governed by the internal laws of the State of Washington, and not its law of conflicts.  The parties agree that any action filed in relation to this Agreement will be in Grays Harbor County, State of Washington.

7.         This Agreement is executed without reliance upon any representation made by Anchor Bank or Employee other than those expressed undertakings contained herein.

8.         If any part or provision of this Agreement is deemed invalid or otherwise unenforceable by a court of proper jurisdiction, the remaining sections of this Agreement will continue to be valid and effective in full force.

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            Employee has twenty-one (21) calendar days from the date of receipt of this document in which to consider this Severance Agreement and Release, and seven (7) calendar days after accepting and signing this Agreement in which to revoke it.  Accordingly, this Agreement is neither enforceable nor effective until the seven-day revocation period expires.

ACKNOWLEDGEMENT OF RECEIPT OF AGREEMENT

            This Severance Agreement and Release was given to me on the date appearing with my signature below.  I understand that I have the opportunity to consult with other persons, including an attorney, and have up to twenty-one (21) calendar days to accept this Agreement.  I may choose to voluntarily execute this agreement earlier and to waive such period of consideration.

/s/ Gregory Schultz	Date received: 1/21/15
Gregory Schultz

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ACCEPTANCE OF AGREEMENT

            Both parties hereto acknowledge that they have carefully read this Severance Agreement and Release, and understand the contents set forth herein, and have signed the same of their own free act.

            The undersigned hereby accept the terms and conditions stated in this Severance Agreement and Release.  This Agreement will become effective and enforceable seven (7) calendar days after the date appearing below Employee’ signature if not revoked during that period.

Anchor Bank
________________________________	By: ________________________________
Gregory Schultz

Date:____________________________	Its: ________________________________

Date: _________________________________